Exhibit 99.1
news release
www.pplnewsroom.com

Contacts:	For news media: Ryan Hill, 610-774-5997 For financial analysts: Andy Ludwig, 610-774-3389

PPL Presentation to be Webcast from 2019 EEI Financial Conference

ALLENTOWN, Pa. (Nov. 8, 2019) - PPL Corporation (NYSE: PPL) Chairman and Chief Executive Officer William H. Spence will present to investors and financial analysts at the 2019 EEI Financial Conference in Orlando, Florida, on Tuesday, Nov. 12, at 10:30 a.m. Eastern time.
Spence will discuss PPL's strategy and the company's general business outlook. His presentation will be webcast live and can be accessed on PPL's website at pplweb.investorroom.com/events. An archived replay will be available on the website for 90 days after the conference.
Members of PPL's senior leadership team also will be present to speak with investors and financial analysts during the conference.
Headquartered in Allentown, Pennsylvania, PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL’s seven high-performing, award-winning utilities serve more than 10 million customers in the United States and United Kingdom. With more than 12,000 employees, PPL is dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

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